UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006 (March 30, 2006)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2006, Medialink Worldwide Incorporated (the “Company”) entered into an amended and restated employment agreement with Laurence Moskowitz, the Company’s Chief Executive Officer and President. Under the terms of the employment agreement, which was effective as of December 31, 2005, Mr. Moskowitz is to receive an annual base salary of $427,000, subject to annual increases, and a potential annual bonus equal to a minimum of 30% of his base salary, subject to attaining certain goals as established by the compensation committee of the Company’s board of directors. The employment agreement automatically renews December 31 of each year until it is terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Moskowitz is entitled to receive a severance payment payable over a four-year period equal to 300% of his salary and 155% of his most recent bonus. The employment agreement contains non-compete and non-solicitation provisions that are applicable during its term and extend for a period of one year upon the termination of the agreement, except that such period shall be increase to four years after termination in the event Mr. Moskowitz receives the above-referenced severance payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated Registrant

Date: April 4, 2006	By:	/s/ Kenneth G. Torosian
Kenneth G. Torosian
Chief Financial Officer